Exhibit 1.1

Execution Version

Lithia Motors, Inc.

Class A Common Stock

(no par value)

Underwriting Agreement

May 19, 2021

J.P. Morgan Securities LLC

Goldman Sachs & Co. LLC

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto,

c/o J.P. Morgan Securities LLC,

383 Madison Avenue

New York, NY 10179

c/o Goldman Sachs & Co. LLC,

200 West Street

New York, New York 10282

Ladies and Gentlemen:

Lithia Motors, Inc., an Oregon corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 3,105,590 shares (the “Securities”) (the “Firm Securities”) and, at the election of the Underwriters, up to 465,838 additional shares (the “Optional Securities”) of Class A Common Stock, no par value per share (“Stock”) of the Company (the Firm Securities and the Optional Securities that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Securities”).

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) Registration Statement, Prospectus and Issuer Free Writing Prospectus. An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-239969) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, as amended in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits and schedules thereto and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities, including, without limitation, any “free writing prospectus” (as defined in Rule 405 under the Act) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) under the Act, whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) under the Act because it contains a description of the Securities or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act, is hereinafter called an “Issuer Free Writing Prospectus”);

(b) Use of Any Preliminary Prospectus or Issuer Free Writing Prospectus. (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b));

(c) Applicable Time. For the purposes of this Agreement, the “Applicable Time” is 6:00 pm (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time did not and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information;

(d) Incorporation by Reference. The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents, at such times, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; any further documents so filed and incorporated by reference in the Pricing Prospectus and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information; and no such or any other documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e) Accurate Disclosure. The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto contain an untrue statement of material fact or omit to state a material fact (as to the Registration Statement, required to be stated therein) or necessary to make the statements therein (as to the Prospectus, in light of the circumstances in which they were made), not misleading; provided, however that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(f) Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, (D) at the date of this Agreement, and (E) at the Applicable Time, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405 under the Act;

(g) Status as an Eligible Issuer. (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, (C) at the date of this Agreement, and (D) at the Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act, without taking account of any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer;

(h) Independent Accountants. KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus are independent registered public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Exchange Act, and the rules and regulations of the Commission thereunder;

(i) Financial Statements; Non-GAAP Financial Measures. The financial statements and the related notes thereto incorporated by reference in the Pricing Disclosure Package and the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations, changes in stockholders’ equity and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby; and the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto;

(j) No Material Adverse Change. Since the date of the most recent financial statements of the Company incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (A) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend (except for regular quarterly dividends on the Stock) or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole, (B) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, (C) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority and (D) there has been no change in the Stock of the Company, except for shares of Stock, if any, (i) offered and sold pursuant to the sales agreement identified in the Company’s Current Report on Form 8-K filed on July 24, 2020 (the “July 2020 Sales Agreement”), (ii) issuable pursuant to the Company’s dividend reinvestment plan or repurchased pursuant to the Company’s share purchase plan as such plans may be amended or replaced from time to time and (iii) awarded pursuant to the Company’s restricted stock plan as such plan may be amended or replaced from time to time, or issuable upon exercise of equity incentive awards approved by the board of directors of the Company or the compensation committee thereof, except in each case as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(k) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, singly or in the aggregate, have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). As of the date of this Agreement, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 of the Company’s most recently-filed Annual Report on Form 10-K and certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary,” as defined in Rule 1-02 of Regulation S-X;

(l) Capitalization; Listing of Common Stock. The Company has the capitalization as set forth in the Pricing Prospectus under the heading “Capitalization” and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and all of the issued shares of capital stock or other equity interests, as applicable, of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except as otherwise described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (collectively, “Liens”), except for Liens pursuant to the Seconded Amended and Restated Loan Agreement, dated as of June 25, 2018, by and among Lithia Motors, Inc., U.S. Bank National Association, as Administrative Agent, and the other lenders and other parties party thereto from time to time (as amended, modified, renewed, refunded, replaced or refinanced or otherwise restructured in whole or in part from time to time, whether by the same or any other agent, lender or group of lenders), the Floorplan Financing and Security Agreement, dated as of April 26, 2019, as amended, by and among Lithia Motors, Inc. and certain of its subsidiaries and Santander Bank, N.A., the Master Loan and Security Agreement, dated as of October 11, 2018, as amended, by and among Lithia Motors, Inc. and certain of its subsidiaries and Ford Motor Credit Company LLC, the Mortgage Loans (as defined in the Registration Statement, the Pricing Disclosure Package and the Prospectus), the Credit Agreement, dated as of July 14, 2020, by and among Lithia Motors, Inc. and certain direct or indirect subsidiaries of the Company and Wells Fargo Bank, National Association, as Administrative Agent, and the Credit Agreement, dated as of April 12, 2021 by and among Lithia Motors, Inc. and certain direct or indirect subsidiaries of the Company and Ally Bank as lender. The Company’s Stock has been registered pursuant to Section 12(b) of the Exchange Act, and the Securities have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange (the “Exchange”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Stock under the Exchange Act or the listing of the Stock (including the Securities) on the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing;

(m) Power and Authority. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(n) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company;

(o) Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale by the Company pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in this Agreement, will be validly issued, fully paid and non-assessable. The issuance of the Securities is not subject to the preemptive rights, co-sale rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person or entity. The Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus and such statements conform in all material respects to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability by reason of being such a holder;

(p) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus and have been waived;

(q) No Violations or Defaults. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational documents, (B) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject or (C) in violation of any law, statute, judgment, order, rule or regulation, writ or decree of any court, arbitrator, administrative agency, governmental or regulatory authority (each, a “Governmental Entity”), except, in the case of clauses (B) and (C) above, for any such default or violation that would not, singly or in the aggregate, have a Material Adverse Effect;

(r) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the issuance and sale of the Securities will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (C) result in the violation of any law or statute or any judgment, order, rule or regulation of any Governmental Entity, except, in the cases of clause (A) and (C) of the above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, singly or in the aggregate, have a Material Adverse Effect;

(s) No Labor Dispute. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of the Company’s subsidiaries’ principal suppliers or contractors, except as would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party;

(t) Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, singly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and no such Actions are threatened or, to the knowledge of the Company, contemplated by any Governmental Entity or threatened by others;

(u) Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, any preliminary prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required;

(v) Absence of Further Requirements. No consent, approval, authorization, order, registration or qualification of or with any Governmental Entity is required for the execution, delivery and performance by the Company of this Agreement or the issuance or sale of Securities, except for such consents, approvals, authorizations, orders and registrations or qualifications as have been obtained or may be required under the Act, the rules and regulations of the Commission thereunder, the rules of the NYSE, the applicable securities laws of any state or non-U.S. jurisdiction or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”);

(w) Licenses and Permits. The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits, approvals, franchises and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess, comply or make the same would not, singly or in the aggregate, have a Material Adverse Effect. Except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course except where any such revocation or modification would not, singly or in the aggregate, have a Material Adverse Effect;

(x) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case, free and clear of all liens, encumbrances, restrictions, security interests, claims and defects and imperfections of title except for those that (A) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, (B) could not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect or (C) are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(y) Intellectual Property. (A) The Company and its subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses as currently conducted, (B) the Company and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person, (C) the Company and its subsidiaries have not received any written notice of any claim relating to Intellectual Property and (D) to the knowledge of the Company, the Intellectual Property of the Company and their subsidiaries is not being infringed, misappropriated or otherwise violated by any person, in each case, except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(z) Certain Environmental Matters. (A) The Company and its subsidiaries (i) are in compliance with all, and have not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability or obligation arising under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (B) to the knowledge of the Company, neither the Company nor its subsidiaries are subject to any costs or liabilities arising under or relating to Environmental Laws, except in the case of each of (A) and (B) above, for any such matter as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (C) except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there is no proceeding that is pending, or that is known by the Company to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a Governmental Entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (ii) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws that could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iii) none of the Company or its subsidiaries anticipates that material capital expenditures for environmental control facilities will be required in the current or succeeding fiscal years or in any further periods as may be material;

(aa) Compliance with ERISA. (A) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (B) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (C) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (D) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA), and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (E) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (F) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (G) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (H) there is no pending audit or investigation by any governmental agency or regulatory agency with respect to any Plan; (I) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (J) none of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (ii) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (A) through (J) hereof, as would not, singly or in the aggregate, have a Material Adverse Effect;

(bb) Accounting Controls. The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) and Rule 15d-15(f) under the Exchange Act) that relate to the Company and its subsidiaries and that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Since the end of the Company’s most recent audited fiscal year, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (1) the Company has not identified any material weaknesses or significant deficiencies in the Company’s internal controls and (2) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(cc) Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) and Rule 15d-15(e) under the Exchange Act) that relates to the Company and its subsidiaries and that is designed to ensure that the information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 and Rule 15d-15 under the Exchange Act;

(dd) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(ee) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except such as are being contested in good faith by appropriate proceedings or where the failure to do so would not reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except for such deficiencies that would not reasonably be expected to have a Material Adverse Effect;

(ff) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate in all material respects to protect the Company and its subsidiaries and their respective businesses, and neither the Company nor any of its subsidiaries has (A) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (B) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business in all material respects;

(gg) Investment Company Act. The Company is not, and after giving effect to the issuance and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder;

(hh) No Stabilization or Manipulation. Neither the Company nor any controlled affiliate of the Company has taken, nor will the Company or any such controlled affiliate take, directly or indirectly, any action which is designed, or would be reasonably expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Securities or to result in a violation of Regulation M under the Exchange Act;

(ii) No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor any director or officer of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any employee, agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (D) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures reasonably designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws;

(jj) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”). No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(kk) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, nor any director or officer of the Company or any of its subsidiaries, nor to the knowledge of the Company, any employee, agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries is (A) currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (B) located, organized or resident in a country or territory that is the subject of Sanctions (each, a “Sanctioned Country”). The Company will not directly or, to the Company’s knowledge, indirectly use the proceeds from the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, to the extent in violation of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country, to the extent in violation of Sanctions, or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country;

(ll) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that would be required by the Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that is not so described or incorporated by reference therein;

(mm) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects;

(nn) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of any Securities;

(oo) Actively-Traded Security. The Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule;

(pp) Cybersecurity; Data Protection. The information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases owned by the Company or its subsidiaries (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $311.052 the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Security shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Optional Securities), that portion of the number of Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Securities by a fraction, the numerator of which is the maximum number of Optional Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Securities that all of the Underwriters are entitled to purchase hereunder.

(a) The Company hereby grants to the Underwriters the right to purchase at their election up to 465,838 Optional Securities, at the purchase price per share set forth in the paragraph above, provided that the purchase price per Optional Security shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Optional Securities. Any such election to purchase Optional Securities may be exercised at any time and from time to time in whole or in part upon written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Pricing Prospectus and the Prospectus.

4. (a) The Securities to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The Company will cause the certificates, if any, representing the Securities to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York City time, on May 24, 2021 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to Optional Securities, 9:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Securities, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the “First Time of Delivery”, and any such time and date for delivery of Optional Securities, if not the First Time of Delivery, is herein called the “Option Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(n) hereof, will be delivered to Latham & Watkins LLP, and the Securities will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at 1:30 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) [Reserved];

(c) [Reserved];

(d) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to (a) qualify as a foreign corporation, (b) file a general consent to service of process in any jurisdiction or (c) subject itself to taxation in any such jurisdiction if it is not otherwise so subject;

(e) Prior to 10:00 a.m., New York City time, on the second New York Business Day next succeeding the date of this Agreement (or such other time as may be agreed to by the Company and the Representatives) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required under the Act to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many electronic copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f) To make generally available to its securityholders as soon as practicable (which may be satisfied by filing such information with the Commission’s EDGAR system), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the

Securities, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than in the case of clauses (i) and (ii), (A) the Securities to be sold hereunder, (B) the filing of any registration statement on Form S-8 relating to any benefit plans or arrangements disclosed in the Pricing Prospectus and the issuance of securities registered pursuant thereto, (C) the issuance of options to purchase shares of Stock and other equity incentive compensation, including restricted stock or restricted stock units, under any stock option plan, equity incentive plan or other benefit plan or arrangement described in the Registration Statement, Pricing Prospectus and Prospectus, (D) any shares of Stock issued upon the exercise of options, vesting of restricted stock awards or settlement of restricted stock units pursuant to any stock option plan, equity incentive plan or other benefit plan or arrangement described in the Registration Statement, Pricing Prospectus and Prospectus, (E) shares of Stock or any such substantially similar securities to be issued upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement, and (F) the issuance of up to 10% of the outstanding shares of Stock or any such substantially similar securities in connection with any joint venture, commercial or collaborative relationship or the acquisition or license by the Company, and the filing of a registration statement with respect thereto, provided that in the case of this clause (F) each recipient of such Stock shall execute and deliver to the Representatives, on or prior to the issuance of such Stock, a lock-up agreement substantially to the effect set forth in Annex I), without the prior written consent of each of the Representatives;

(h) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(i) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(j) To use its best efforts to list, subject to notice of issuance, the Securities on the Exchange; and

(k) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

6.

(a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a);

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information.

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(d) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Securities on the Exchange; (v) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriters (such counsel fees and disbursements together with any counsel fees and disbursements pursuant to clause (iii) above not to exceed $15,000 in the aggregate) in connection with, any required review by the Financial Industry Regulatory Authority (“FINRA”), of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; (viii) the cost and charges of any transfer agent or registrar; and (ix) all other reasonable costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Securities to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Applicable time and such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Preliminary Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Fried, Frank, Harris, Shriver & Jacobson LLP, New York counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to you;

(d) Perkins Coie LLP and Stoel Rives, each Oregon counsel for the Company, shall have furnished to you their written opinions, dated such Time of Delivery, in form and substance reasonably satisfactory to you;

(e) Edward Impert, General Counsel of the Company, shall have furnished to you such favorable written opinion or opinions, dated such Time of Delivery, in form and substance reasonably satisfactory to you;

(f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you;

(g) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, the Chief Financial Officer of the Company shall have furnished to you a certificate or certificates, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you;

(h) On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Annex I hereto from each of the persons listed on Annex II hereto, and each such agreement shall be in full force and effect on each of the First Time of Delivery and each Option Time of Delivery;

(i) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with the business of the Company and its subsidiaries, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock (other than shares of Stock (a) offered and sold pursuant to the sales agreement identified in the Company’s Current Report on Form 8-K filed on July 24, 2020 (the “July 2020 Sales Agreement”), (b) issuable pursuant to the Company’s dividend reinvestment plan or repurchased pursuant to the Company’s share purchase plan as such plans may be amended or replaced from time to time and (c) awarded pursuant to the Company’s restricted stock plan as such plan may be amended or replaced from time to time, or issuable upon exercise of equity incentive awards approved by the board of directors of the Company or the compensation committee thereof, except in each case as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus) or long term debt of the Company or any of its subsidiaries or any change or effect, or any development involving a prospective change or effect in or affecting the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(j) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(k) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NASDAQ or the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(l) The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the second New York Business Day following the date of this Agreement;

(m) The Securities shall have been duly listed, subject to notice of issuance, on the Exchange; and

(n) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance in all material respects by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (i) of this Section and as to such other matters as you may reasonably request.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”) or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any roadshow, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” and the statements set forth in the first through fourth paragraphs under the caption “Underwriting — Price Stabilization and Short Positions”.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel (other than any local counsel) or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any documented legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter, each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Securities on the terms of this Agreement. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed one eleventh of the aggregate number of all the Securities to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased exceeds one eleventh of the aggregate number of all the Securities to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to an Option Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all reasonable and documented out of pocket expenses approved in writing by you, including reasonable and documented fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention Equity Syndicate Desk; c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Edward Impert, General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. The Company agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement or the Shares shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

21. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Lithia Motors, Inc.

By:	/s/ Tina Miller
	Name:	Tina Miller
	Title:	Senior Vice President and Chief Financial Officer

Accepted as of the date hereof:

J.P. Morgan Securities LLC

By:	/s/ Manoj Vemula
	Name:	Manoj Vemula
	Title:	Executive Director

Goldman Sachs & Co. LLC

By:	/s/ Lindsay Drucker Mann
	Name:	Lindsay Drucker Mann
	Title:	Managing Director

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Securities to be Purchased	Number of Optional Securities to be Purchased if Maximum Option Exercised
J.P. Morgan Securities LLC	964,877	144,735
Goldman Sachs & Co. LLC	804,242	120,652
BofA Securities Inc.	167,059	25,062
BTIG, LLC	167,059	25,062
Craig-Hallum Capital Group	167,059	25,062
Guggenheim Securities, LLC	167,059	25,062
Jefferies LLC	167,059	25,062
Stephens Inc.	167,059	25,062
Wells Fargo Securities, LLC.	167,059	25,062
The Benchmark Company, LLC	55,686	8,339
Citigroup Global Markets Inc.	55,686	8,339
Seaport Global Securities, LLC	55,686	8,339

Total	3,105,590	465,838

SCHEDULE II

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Electronic roadshow dated May 18, 2021

(b) Additional Documents Incorporated by Reference:

Form 8-K of the Company dated May 18, 2021

(c) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The initial public offering price per share for the Shares is $322.00.

The number of Shares purchased by the Underwriters is 3,105,590.

Annex I

Form of Lock-Up Agreement

May 19, 2021

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Goldman Sachs & Co. LLC,

200 West Street

New York, New York 10282

Re:	Lithia Motors, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Lithia Motors, Inc., an Oregon corporation (the “Company”), providing for a public offering (the “Offering”) of the Class A Common Stock of the Company (the “Shares”), no par value per Share (the “Common Stock”), pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this agreement (this “Lock-Up Agreement”) and continuing to and including the date 60 days after the date of the final Prospectus covering the public offering of the Shares (the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such shares or Derivative Instruments now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any shares of Common Stock of the Company or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period, other than any agreements or arrangements regarding those transactions described below that are not subject to the restrictions on Transfer contained herein.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

Notwithstanding the foregoing, the undersigned may transfer or become party to any agreement or arrangement to transfer the undersigned’s shares of Common Stock or Derivative Instruments:

(i)

as a bona fide gift or gifts, including to charitable organizations, provided, that no filing or public announcement under the Exchange Act or otherwise is required or voluntarily made reporting a reduction in beneficial ownership in connection with such transfer during the Lock-Up Period (other than a filing on a Form 5);

(ii)

by will, other testamentary document or intestate succession, provided, that any filing required under the Exchange Act that is made in connection with any such transfer during the Lock-up Period shall clearly indicate that such transfer is being made pursuant to the circumstances described in this clause (ii); provided, further, that no other public announcement or filing shall be voluntarily made reporting a reduction in beneficial ownership in connection with such transfer during the Lock-Up Period;

(iii)

provided that no filing or public announcement under the Exchange Act or otherwise is required or voluntarily made reporting a reduction in beneficial ownership in connection with such transfer during the Lock-Up Period (other than a filing on a Form 5):

(a)	to an immediate family member of the undersigned;

(b)	to any trust or like entity formed for the direct or indirect benefit of the undersigned or an immediate family member of the undersigned;

(c)	if the undersigned is a trust, to a trustor or beneficiary of the trust;

(d)

to a partnership, limited liability company or other entity of which the undersigned and/or an immediate family member are the legal and beneficial owners of all the outstanding equity or similar interests;

(e)	as a distribution to direct or indirect partners, members or stockholders of the undersigned;

(f)	to the undersigned’s affiliates or to any investment fund or other entity that controls or manages or is controlled or managed by, or under common control or management with, the undersigned;

(iv)

pursuant to an order of a court or regulatory agency or by operation of law, including pursuant to a domestic relations order or in connection with a divorce settlement, provided, that any filing required under the Exchange Act that is made in connection with any such transfer during the Lock-up Period shall clearly indicate that such transfer is being made pursuant to the circumstances described in this clause (iv); provided, further, that no other public announcement or filing shall be voluntarily made reporting a reduction in beneficial ownership in connection with such transfer during the Lock-Up Period;

(v)

to the Company or its subsidiaries upon the death, disability or termination of employment, in each case, of the undersigned, provided, that any filing required under the Exchange Act that is made in connection with any such transfer during the Lock-up Period shall clearly indicate that such transfer is being made pursuant to the circumstances described in this clause (v); provided, further, that no other public announcement or filing shall be voluntarily made reporting a reduction in beneficial ownership in connection with such transfer during the Lock-Up Period;

(vi)

pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by the Company’s board of directors and made to all holders of the Common Stock pursuant to which at least a majority of the then outstanding capital stock of the Company is sold or otherwise transferred, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such Common Stock and/or Derivative Instruments owned by the undersigned shall remain subject to the restrictions in this Lock-Up Agreement;

(vii)

to the Company (a) pursuant to the exercise, in each case on a “cashless” or “net exercise” basis, of any option to purchase shares of Common Stock granted by the Company pursuant to any employee benefit plans or arrangements described in the Pricing Disclosure Package and the Prospectus, provided that any shares of Common Stock received by the undersigned upon any such exercise will be subject to the terms of this Lock-Up Agreement, or (b) for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of any exercise of any option to purchase shares of Common Stock or the vesting or settlement of any restricted stock or restricted stock unit awards granted by the Company pursuant to employee benefit plans or arrangements described in the Pricing Disclosure Package and the Prospectus, in each case on a “cashless,” “net exercise” or “net settled” basis, provided that any shares of Common Stock received by the undersigned upon any such exercise or vesting or settlement will be subject to the terms of this Lock-Up Agreement, provided, that any filing required under the Exchange Act that is made in connection with any such transfer during the Lock-Up Period shall clearly indicate that such transfer is being made pursuant to the circumstances described in this clause (vii); provided, further, that no other public announcement or filing shall be voluntarily made reporting a reduction in beneficial ownership in connection with such transfer during the Lock-Up Period;

(viii)

in connection with transfers or dispositions of shares of Common Stock purchased in the open market following the Offering, provided, that no filing or public announcement under the Exchange Act or otherwise is required or voluntarily made reporting a reduction in beneficial ownership in connection with such transfer during the Lock-Up Period; and

(ix)	with the prior written consent of the Representatives on behalf of the Underwriters;

provided that in the case of clauses (i) through (iii) above, (x) each donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein, and (y) any such transfer shall not involve a disposition for value. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the Common Stock or Derivative Instruments to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such shares of Common Stock or Derivative Instruments subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such Common Stock or Derivative Instruments except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clauses (i) through (ix) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s shares of Common Stock of the Company, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock of the Company except in compliance with the foregoing restrictions.

Notwithstanding anything to the contrary contained herein, the undersigned may enter into a written trading plan established pursuant to Rule 10b5-1 under the Exchange Act during the Lock-Up Period, provided that no direct or indirect offers, sales, contracts to sell, pledges, sales of any option to purchase or other disposals of any shares of Common Stock or any Derivative Instruments may be effected pursuant to such plan during the Lock-Up Period, and provided further, that no public disclosure of any such action or the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company during the Lock-Up Period other than general disclosure in Company periodic reports to the effect that Company directors and officers may enter into such trading plans from time to time. Notwithstanding the foregoing, sales of the Undersigned’s shares of Common Stock or Derivative Instruments may be effected pursuant to a trading plan adopted pursuant to Rule 10b5-1 under the Exchange Act prior to the date hereof; provided that any filing under Section 16(a) of the Exchange Act that is made in connection with any such sales during the Lock-up Period shall state that such sales have been executed under a trading plan pursuant to Rule 10b5-1 under the Exchange Act established prior to the date hereof.

The undersigned acknowledges and agrees that none of the Underwriters have made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate. Although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Offering, the undersigned acknowledges and agrees that nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making any recommendation or providing any advice.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement shall automatically terminate upon the earliest to occur, if any, of: (i) June 17, 2021, if the Underwriting Agreement has not been executed by such date, (ii) the date that the Company advises the Representatives, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering and (iii) the date of termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to the sale of any of the Shares to the Underwriters.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

Annex II

Sid DeBoer

Bryan DeBoer

Susan Cain

Shauna McIntyre

Louis Miramontes

Ken Roberts

David Robino

Tina Miller

Chris Holzshu

Scott Hillier

Tom Dobry

George Hines